(10)(1)

ASSIGNMENT OF CLAIM AGREEMENT

ASSIGNMENT OF CLAIM AGREEMENT, dated as of October 28, 2003 (this “Agreement”), among C-COR.net Corp. (“C-COR”), in its own capacity and as successor by merger with Philips Broadband Networks, Inc. (“PBN”), Broadband Network Services, Inc. (“BNS”), in its own capacity and doing business as Worldbridge Broadband Services, Inc. (“WBS” and together with C-COR, PBN and BNS, each an “Assignor” and collectively the “Assignors”), and Satellite Asset Management, L.P. (“Satellite”) as investment manager and agent for its discretionary accounts listed on Schedule A (“Purchasing Accounts”; Satellite, in its capacity as agent for the Purchasing Accounts hereunder, is referred to here in as “Assignee”).

RECITALS

A. On June 25, 2002 (the “Filing Date”), Adelphia Communications Corp. and certain affiliates, including, but not limited to, the specified affiliates set forth on Schedules B and C attached hereto under the column entitled “Debtor Entity” (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), administered under Case No. 02-41729 et seq. (the “Proceedings”).

B. C-COR holds general unsecured claims against the Debtors as scheduled by the Debtors set forth in Schedule B in the aggregate current outstanding amount of $30,517,749.31 (the “C-COR Adelphia Scheduled Amount”), and C-COR has duly and timely filed proofs of claim in the Proceedings (the “C-COR Adelphia Proof of Claim”) against each corresponding Debtor listed in Schedule B in the aggregate amount of $31,928,367.25 ( the “C-COR Adelphia Proof of Claim Amount”). The difference between the C-COR Adelphia Proof of Claim Amount and the C-COR Adelphia Scheduled Amount is $1,410,617.94, and is referred to in this Agreement as the “C-COR Adelphia Disputed Amount.”

C. C-COR holds a general unsecured claim against FrontierVision Operating Partners, L.P. (“FrontierVision”) as scheduled by FrontierVision in the current outstanding amount of $6,491,374.24 (the “C-COR FrontierVision Scheduled Amount”), and C-COR has duly and timely filed a proof of claim in the Proceedings (the “C-COR FrontierVision Proof of Claim”) against FrontierVision in the amount of $6,779,444.20 ( the “C-COR FrontierVision Proof of Claim Amount”). The difference between the C-COR FrontierVision Proof of Claim Amount and the C-COR FrontierVision Scheduled Amount is $288,069.96, and is referred to in this Agreement as the “C-COR FrontierVision Disputed Amount.”

D. BNS holds general unsecured claims against the Debtors as scheduled by the Debtors set forth in Schedule B in the aggregate current outstanding amount of $5,793,320.74 (the “BNS Adelphia Scheduled Amount”), and BNS has duly and timely filed proofs of claim in the Proceedings (the “BNS Adelphia Proof of Claim”) against each corresponding Debtor listed in Schedule B in the aggregate amount of $6,372,942.66 ( the “BNS Adelphia Proof of Claim Amount”). No proofs of claim were filed by Assignors in the name only of WBS, all such claims having been filed in the name of “Broadband Network Services, Inc. d/b/a Worldbridge Broadband Services, Inc.” The difference between the BNS Adelphia Proof of Claim Amount and the BNS Adelphia Scheduled Amount is $579,621.92 and is referred to in this Agreement as the “BNS Adelphia Disputed Amount.”

E. BNS holds a general unsecured claim against FrontierVision in the current outstanding amount of $620,341.72 (the “BNS FrontierVision Scheduled Amount”), and BNS has duly and timely filed a proof of claim in the Proceedings (the “BNS FrontierVision Proof of Claim”) against FrontierVision in the amount of $620,341.72 ( the “BNS FrontierVision Proof of Claim Amount”). The difference between the BNS FrontierVision Proof of Claim Amount and the BNS FrontierVision Scheduled Amount is $0, and is referred to in this Agreement as the “BNS FrontierVision Disputed Amount.”

F. PBN holds general unsecured claims against the Debtors set forth in Schedule B in the aggregate current outstanding amount of $596,640.12 (the “PBN Adelphia Scheduled Amount”), and PBN has duly and timely filed proofs of claim in the Proceedings (the “PBN Adelphia Proof of Claim”) against each corresponding Debtor listed in Schedule B in the aggregate amount of $598,106.34 ( the “PBN Adelphia Proof of Claim Amount”). The difference between the PBN Adelphia Proof of Claim Amount and the PBN Adelphia Scheduled Amount is $1,466.22, and is referred to in this Agreement as the “PBN Adelphia Disputed Amount.”

G. PBN holds a general unsecured claim against FrontierVision in the current outstanding amount of $17,914.52 (the “PBN FrontierVision Scheduled Amount”), and PBN has duly and timely filed a proof of claim in the Proceedings (the “PBN FrontierVision Proof of Claim”) against FrontierVision in the amount of $17,999.52 ( the “PBN FrontierVision Proof of Claim Amount”). The difference between the PBN FrontierVision Proof of Claim Amount and the PBN FrontierVision Scheduled Amount is $85.00 , and is referred to in this Agreement as the “PBN FrontierVision Disputed Amount.”

H. Assignors, Assignee and Citizens Bank of Pennsylvania (the “Escrow Agent”) have, as of the date hereof, executed and delivered an escrow agreement in the form set forth as Exhibit A attached hereto (the “Escrow Agreement”).

I. Each Assignor desires to sell its claims against the Debtors to Assignee, and Assignee desires to purchase such claims and accept such assignment on the terms set forth herein and in the Escrow Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the meanings stated:

“Adelphia Purchase Price” means the product of the Adelphia Purchase Rate and the Aggregate Adelphia Proof of Claim Amount, or $27,206,411.52.

“Adelphia Purchase Rate” means seventy percent (70%).

“Affiliate” means “affiliate” as defined in either (a) Section 102(2) of the Bankruptcy Code, or (b) Rule 144 of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Aggregate Adelphia Disputed Amount” means the sum of the C-COR Adelphia Disputed Amount, the BNS Adelphia Disputed Amount, and the PBN Adelphia Disputed Amount, or $1,958,592.00, after giving effect to the duplicate proofs of claim described in Section 5(c)(iv) of this Agreement.

“Aggregate Adelphia Proof of Claim Amount” means the sum of the C-COR Adelphia Proof of Claim Amount, the BNS Adelphia Proof of Claim Amount, and the PBN Adelphia Proof of Claim Amount, or $38,866,302.17, after giving effect to the duplicate proofs of claim described in Section 5(c)(iv) of this Agreement.

“Aggregate Adelphia Scheduled Amount” means the sum of the C-COR Adelphia Scheduled Amount, the BNS Adelphia Scheduled Amount, and the PBN Adelphia Scheduled Amount, or $36,907,710.17.

“Aggregate FrontierVision Disputed Amount” means the sum of the C-COR FrontierVision Disputed Amount, the BNS FrontierVision Disputed Amount, and the PBN FrontierVision Disputed Amount, or $288,154.96.

“Aggregate FrontierVision Proof of Claim Amount” means the sum of the C-COR FrontierVision Proof of Claim Amount, the BNS FrontierVision Proof of Claim Amount and the PBN FrontierVision Proof of Claim Amount, or $7,417,785.44.

“Aggregate FrontierVision Scheduled Amount” means the sum of the C-COR FrontierVision Scheduled Amount, the BNS FrontierVision Scheduled Amount and the PBN FrontierVision Scheduled Amount, or $7,129,630.48.

“Allowed” with respect to any Assigned Claim or Assigned Claims, means (i) allowed pursuant to a Final Order as a valid and enforceable general unsecured claim; (ii) the proof of claim with respect to such Assigned Claim or Assigned Claims has not been objected to by any applicable deadline to do so and such deadline has passed or (iii) if no deadline to file an objection has been set, distributions of proceeds (including without limitation cash, notes and/or securities) have been made by the Debtors (or another entity responsible for making distributions on account of allowed claims against such Debtors) pursuant to a Confirmed Plan or Final Order (which Final Order may include an order of distribution in a Chapter 7 proceeding) on account of such Claim or Claims.

“Assigned Claims” means, with respect to each Assignor, all of such Assignor’s right, title and interest in and to each of the Assignor’s claims against the Debtors, which claims are set forth on Schedules B and C, and all rights and benefits of such Assignor relating to such claim or claims, including without limitation (i) all agreements, instruments, invoices, purchase orders and other documents evidencing, or relating to such claim or claims or referred to therein (the “Documents”), (ii) such Assignor’s Proof or Proofs of Claim set forth on Exhibit C, (iii) such Assignor’s right to receive principal, interest, penalties and fees, if any, which may be paid with respect to such claim or claims, (iv) any actions, claims, rights or lawsuits of any nature whatsoever, whether against the Debtors, their affiliates, any guarantor or any other person or entity, arising out of or in connection with such claim or claims, (v) all voting and other rights or benefits arising from, under or relating to such claim or claims, and (vi) all cash, securities, instruments and other property which may be paid or issued by the Debtors in satisfaction of such claim or claims under the Bankruptcy Code or otherwise.

“Assignor’s Aggregate Proof of Claim Amount” means, for each Assignor, the aggregate amounts listed under the column entitled “Proof of Claim Amount” on Schedules B and C.

“Assignor’s Aggregate Scheduled Amount” means for each Assignor, the aggregate amounts listed under the column titled “Schedule F” on Schedules B and C.

“Assignor’s Proof of Claim” means, for each Assignor, such Assignor’s C-COR Adelphia Proof of Claim, C-COR FrontierVision Proof of Claim, BNS Adelphia Proof of Claim, BNS FrontierVision Proof of Claim, PBN Adelphia Proof of Claim and PBN FrontierVision Proof of Claim.

“Confirmed Plan” means a Plan of Reorganization in the Proceedings, which Plan may provide for the reorganization or liquidation, in whole or in part, of the Debtors, setting forth, inter alia, the treatment of general unsecured creditors pursuant to such Plan, and with respect to which Plan a Final Order has been entered confirming such Plan.

“Disputed Claim Escrow Amount” means the sum of (a) the Adelphia Purchase Rate multiplied by the Aggregate Adelphia Disputed Amount, and (b) the FrontierVision Purchase Rate multiplied by the FrontierVision Disputed Amount, or $1,604,419.92.

“Final Order” means an order of the Court which has not been reversed, stayed, modified, or amended and as to which (a) any appeal taken, petition for certiorari or motion for rehearing or reconsideration that has been filed, has been finally determined or dismissed, or (b) the time to appeal, seek certiorari or move for reconsideration or rehearing has expired and no appeal, petition for certiorari or motion for reconsideration or rehearing has been timely filed.

“FrontierVision Purchase Price” means the product of the FrontierVision Purchase Rate and the Aggregate FrontierVision Proof of Claim Amount, or $6,008,406.21.

“FrontierVision Purchase Rate” means eighty-one percent (81%).

“Initial Purchase Price” means the Purchase Price less the Total Escrow Amount, or $21,074,783.01.

“Lower Distribution Escrow Amount” means $10,535,614.80.

“Purchase Price” means the sum of the Adelphia Purchase Price and the FrontierVision Purchase Price, or $33,214,817.73.

“Total Disputed Amount” means the sum of the Aggregate Adelphia Disputed Amount and the Aggregate FrontierVision Disputed Amount, or $2,246,746.96.

“Total Escrow Amount” means the sum of the Disputed Claim Escrow Amount and the Lower Distribution Escrow Amount, or $12,140,034.72.

“Unresolved Claims” means any Assigned Claims that are the subject of a pending objection filed in connection with the Proceedings.

Section 2. Assignment.

(a) Effective on the Payment Date (as defined below), and subject to receipt of the Purchase Price in accordance with the terms of this Agreement, each Assignor hereby irrevocably sells, conveys, transfers and assigns unto Assignee all of Assignor’s right, title and interest in and to Assignor’s Assigned Claims, and Assignee irrevocably accepts such sale, conveyance and transfer. This assignment shall be deemed an absolute and unconditional assignment of each Assignor’s Assigned Claims for the purpose of collection and satisfaction, and shall not be deemed to create a security interest.

(b) On the date each Assignor’s Proof of Claim has been duly and timely filed in the Proceedings against the corresponding Debtor listed in Schedule B and C and a true and correct copy of each such Assignor’s Proof of Claim stamped “Received” (or an equivalent notation evidencing receipt) by the Court has been provided to Assignee (such date, the “Payment Date”), the Purchase Price shall be paid as follows:

(i) Assignee shall pay to C-COR, on behalf of the Assignors, the Initial Purchase Price in immediately available funds by wire transfer to the account set forth in Schedule D.

(ii) Assignee shall pay to the Escrow Agent the Total Escrow Amount. The Total Escrow Amount shall be held in escrow under the Escrow Agreement and, subject to the terms of the Escrow Agreement each of the Disputed Claim Escrow Amount and the Lower Distribution Escrow Amount shall be (i) released to Assignors, or (ii) returned to Assignee. The $2,500 fee of the Escrow Agent under the Escrow Agreement shall be borne and paid equally by Assignors and Assignee.

Section 3. Mutual Representations and Warranties. Each Assignor hereby represents and warrants to Assignee, and Assignee, on behalf of the Purchasing Accounts, hereby represents and warrants to each Assignor as of the date of this Agreement and as of the Payment Date that:

(a) it has full power and authority and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the making and performance by it of this Agreement does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law applicable to it or any other agreement to which it is a party or by which it is bound;

(c) this Agreement has been duly and validly authorized, executed and delivered by it and is legal, valid, binding and enforceable against it in accordance with its terms except that the enforceability may be limited by bankruptcy, insolvency or laws governing creditors rights;

(d) any consent, approval, filing or corporate, partnership or other action required as a condition to or in connection with the execution, delivery and performance of this Agreement has been obtained; and

(e) Assignor and Assignee each has adequate information concerning the business and financial condition of the Debtor and the status of the Proceedings in order to make an informed decision regarding the sale and purchase of Assignor’s Assigned Claims, and it has independently and without reliance on the other with respect to such information, and based on such information as each has deemed appropriate (including information available from the files of the Court of the Proceedings), made its own analysis and decision to enter into this Agreement.

Section 4. Assignor Representations and Warranties. Each Assignor further represents and warrants to Assignee as of the date of this Agreement (except as otherwise indicated) and as of the Payment Date:

(a) As of the Payment Date, Assignor’s Proof of Claim has been duly and timely filed in the Proceedings in Assignor’s Aggregate Adelphia Proof of Claim Amount and Assignor’s Aggregate FrontierVision Proof of Claim Amount, and a true and complete copy of Assignor’s Proof of Claim stamped “Received” (or an equivalent notation evidencing receipt) by the Court has been provided to Assignee, and Assignor’s Proof of Claim has not been revoked, withdrawn, amended or modified and no rights thereunder have been waived and all statements in Assignor’s Proof of Claim are true and correct in all material respects.

(b) Assignor’s Assigned Claims have been scheduled by the relevant Debtors in Assignor’s Aggregate Scheduled Amount as unsecured, undisputed, liquidated and non-contingent claims against such Debtors, and a true and correct copy of the relevant pages of the Debtors’ Schedule of Liabilities as filed with the Court have been provided to Assignee and are attached hereto as Exhibit B.

(c) the amount of Assignor’s Assigned Claims is not less than such Assignor’s Aggregate Adelphia Scheduled Amount and Aggregate FrontierVision Scheduled Amount, and Assignor has received no notice that any Debtor’s Schedule of Liabilities in respect of Assignor’s Assigned Claims has been modified, amended or otherwise changed with respect to Assignor’s Aggregate Adelphia Scheduled Amount or Aggregate FrontierVision Scheduled Amount;

(d) Assignor’s Assigned Claims are valid, enforceable claims against the Debtor or Debtors listed in Schedules B or C and no objection to Assignor’s Assigned Claims have been made or to the best of Assignor’s knowledge, exists, except that Debtors may object to all or portions of the claims for the Aggregate Adelphia Disputed Amount and/or the Aggregate FrontierVision Disputed Amount, and no payment or other distribution has been received by or on behalf of Assignor in full or partial satisfaction of Assignor’s Assigned Claims;

(e) Assignor has not previously sold, assigned or pledged Assignor’s Assigned Claims, in whole or in part, to any party, except Assignor previously pledged all of Assignor’s accounts receivable, including the Assigned Claims, to The CIT Group / Business Credit, Inc. (“CIT”) as security for its line of credit facility, and any lien on, or security interest created in the Assigned Claims by such pledge shall be terminated and released simultaneously with the payment of the Purchase Price hereunder;

(f) Assignor owns and has good and marketable title to Assignor’s Assigned Claims, free and clear of any and all liens, claims, security interests (except in favor of CIT as disclosed in Section 4(e), which shall be released simultaneously with the payment of the Purchase Price hereunder), participations, or encumbrances of any kind or nature whatsoever, and there are no offsets or defenses that have been or may be asserted by or on behalf of the relevant Debtor or any other party to reduce the Scheduled Amount or to reduce the value of Assignor’s Assigned Claims as compared to other general unsecured claims asserted against the Debtor by trade vendors or other unsecured creditors;

(g) there are no preference actions pending or threatened against Assignor in the Proceedings, and no legal or equitable defenses, counterclaims or offsets, reductions, recoupments, impairments, avoidances, disallowances or subordinations have been asserted by or on behalf of the relevant Debtor to reduce the amount of Assignor’s Assigned Claims or affect their validity or enforceability;

(h) Assignor has not engaged in any acts, conduct or omissions (including, but not limited to any Assignor’s participation in the Official Committee of Unsecured Creditors in the Proceedings or any other official or unofficial creditors committee of any Debtor), which would result in Assignee receiving in respect of Assignor’s Assigned Claims proportionately less payments or distributions or less favorable treatment than other unsecured creditors of such Debtor and Assignor has not signed any agreements or instruments with respect to Assignor’s Assigned Claims that could adversely affect Assignee’s recovery (or the timing of Assignee’s recovery in respect of Assignor’s Assigned Claims;

(i) Assignor does not, and did not on the Filing Date, hold any funds or property of the Debtors or any affiliate of the Debtors;

(j) Assignor has not received any written notice that Assignor’s Assigned Claims are subject to any disallowance, reduction or objection of any kind, in whole or in part;

(k) Assignor is not an “insider” within the meaning of Section 101 (31) of the Bankruptcy Code;

(l) Assignor’s Assigned Claims are valid, general unsecured claims against the relevant Debtors, except as otherwise set forth in this Agreement, and except with respect to the Aggregate Adelphia Disputed Amount and the Aggregate FrontierVision Disputed Amount, have been scheduled by the Debtors as undisputed, liquidated and non-contingent claims based on amounts owed by such Debtor to Assignor for goods or services provided to such Debtor in the ordinary course of Assignor’s business;

(m) Assignor has no obligation or liability related to, or arising in connection with, Assignor’s Assigned Claims or the Proceedings (except for any potential warranty claims which may arise in the ordinary course of business, as to which Assignee shall have no responsibility and as to which Assignee shall be indemnified by Assignor pursuant to Section 11(a)(ii) of this Agreement);

(n) Assignor’s Assigned Claims are not subject to any factoring agreement;

(o) true and complete copies of all material agreements, sales order acknowledgements, invoices, purchase orders, and other documents requested by Assignee and evidencing or relating to Assignor’s Assigned Claims have been provided to Assignee, and Assignor is not party to any document, instrument or agreement that could materially and adversely affect Assignor’s Assigned Claims or Assignee’s rights and remedies under this Agreement;

(p) no objection to any portion of Assignor’s Assigned Claims has been served upon any Assignor or threatened against any Assignor;

(q) neither any offer to sell nor any solicitation of any offer to buy any portion of Assignor’s Assigned Claims has been made by or at the direction of the Assignor in a manner that would violate or require registration under the Securities Act of 1933;

(r) no creditors of Assignor (including, but not limited to, sub-contractors or vendors to Assignor) have any grounds to assert an interest of any kind to any portion of Assignor’s Assigned Claims; and

(s) All of the Recitals of this Agreement are true, correct and accurate.

Section 5. Acknowledgments.

(a) Each party acknowledges that (i) the other currently may have, and later may come into possession of, information about Assignor’s Assigned Claims, the Debtors, or the Debtors’ affiliates or the status of the Proceedings that is not known to it and that may be material to a decision to buy or sell the Assignor’s Assigned Claims and all related rights (as appropriate) (the “Excluded Information”), (ii) it has not requested the Excluded Information, and has agreed to proceed with the purchase or sale of the Assignor’s Assigned Claims and all related rights (as appropriate) hereunder without receiving the Excluded Information, and (iii) the other party shall have no liability to it, and each party waives and releases any claims that it might have against the other party or the other party’s Related Persons (as defined in Section 10 below) whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that each party’s Excluded Information shall not and does not affect the truth or accuracy of such party’s representations or warranties in this Agreement.

(b) Each party acknowledges that (i) the Purchase Price received herein for the sale of Assignor’s Assigned Claims may differ both in kind and amount from any distributions ultimately made pursuant to any plan of reorganization confirmed by the Bankruptcy Court in the Proceedings, and (ii) except as set forth in this Agreement, neither party nor any agent or representative of such party has made any representation whatsoever to the other regarding the status of the Proceedings, the condition of the Debtors (financial or otherwise) or any other matter relating to the Proceedings, the Debtors or the Assignor’s Assigned Claims.

(c) Assignee acknowledges that (i) Assignee is aware that C-COR is a member of the Official Committee of Unsecured Creditors in the Proceedings, and therefore that each Assignor may have access to various information not available to the public or to creditors generally, including information which has a direct bearing on the amount and timing of any distributions to be made to creditors, and that despite such Assignor’s knowledge of and access to non-public information, Assignee has knowingly and voluntarily entered into this Agreement; (ii) the Assignors are the holders of numerous claims in the Proceedings, including certain claims set forth on the “Special Schedules of Liabilities” filed by the Debtors in the Proceedings, and nothing herein shall be deemed to constitute an assignment of any Assignor’s rights, claims or interests in the Proceedings, other than each Assignor’s Assigned Claims; (iii) the Total Disputed Amount represents a combination of pre-petition interest, and various other discrepancies between Assignors’ and the Debtors’ records, which Total Disputed Amount may therefore be subject to challenge and disallowance, in whole or in part; [(iv) Assignor filed certain duplicative proofs of claim in the Proceedings, due to Assignor’s uncertainty as to which of the Debtors was the proper obligor with respect to such claims. Specifically, Assignor filed duplicate proofs of claim, in the aggregate amount of $33,114.08 (the “Duplicate Amount”) in each of the Proceedings of the following Debtors: Eastern Virginia Cablevision, LP (“EVC”) and Tele-Media Company of Hopewell-Prince George (“TCHPG”). It is not Assignor’s or Assignee’s intention to seek a duplicate recovery against the Debtors with respect to these claims. Further, the Duplicate Amount has been deducted from the amounts set forth in the Definitions of “Adelphia Purchase Price,” “Aggregate Adelphia Disputed Amount” and “Aggregate Adelphia Proof of Claim Amount” in Section 1 of this Agreement. Therefore, in the event that Assignor’s claims against EVC and/or TCHPG are disallowed or reduced on account of the Duplicate Amount, the amount payable to Assignor hereunder shall not be reduced on account thereof; and (v) Assignor filed various proofs of claim against certain Debtors, which claims may ultimately be allowed against Debtors other than the ones against which the proofs of claim were filed. Pursuant to the terms of the Escrow Agreement Assignors and Assignee have agreed that if Assignor’s Assigned Claim is not Allowed against a “Corresponding Debtor” (as defined in the Escrow Agreement) but is Allowed against a “Same Percentage Debtor”, Assignee shall have no recourse to Assignor for repayment of any portion of the Purchase Price paid with respect to such Assignor’s Assigned Claim.

Section 6. Stipulation. Each Assignor shall use reasonable commercial efforts to (a) enter into a stipulation in substantially the form attached hereto as Exhibit D (the “Stipulation”) with the Debtors for allowance of Assignor’s Assigned Claims against the Debtors specified in Schedules B and C and (b) have the Stipulation approved by a Final Order of the Court. Each Assignor shall have sole discretion to compromise all or any portion of Assignor’s Assigned Claims in excess of the Scheduled Amount of such Assignor’s Assigned Claims up to the Proof of Claim Amount of such Assignor’s Assigned Claims as specified in Schedules B and C.

Section 7. Disallowance of Claim.

(a) Except with respect to a Disallowance (as defined below) caused by the acts, conduct or omissions of Assignee, its Affiliates or agents, in, or in connection with, the Proceedings, each Assignor agrees to make proportional restitution and repayment to Assignee of the Purchase Price within two (2) business days after the date that any portion (other than Assignor’s Aggregate Adelphia Disputed Amount and Aggregate FrontierVision Disputed Amount, which shall be released to Assignor or Assignee as the case may be under the terms of the Escrow Agreement) of Assignor’s Assigned Claims are, (i) disallowed, avoided, subordinated or reduced by Final Order, or, (ii) if a Final Order is entered in the Court preventing the transfer of all or any part of Assignor’s Assigned Claims, or if the Court does not substitute Assignee for Assignor as the holder of the Assigned Claims (each of clauses (i), or (ii), a “Disallowance”), together with interest on the amount repaid from the Effective Date to the date of such repayment at the Federal Funds Rate then in effect as set forth in the Wall Street Journal (Eastern Edition) (the “Federal Funds Rate”) plus 3% which shall be in full satisfaction of Assignee’s claims in respect of the portion so affected provided, however, that Assignee’s demand for such payment shall not be deemed a limitation on any rights Assignee may have under the Escrow Agreement; provided further, however, that if the Disallowance is on account of either of the events set forth in Section 7(a)(ii) above, then, in connection with Assignor’s repayment, Assignee shall forthwith reassign the Claims so Disallowed to Assignor, and shall cooperate with Assignor to execute, deliver and/or file all such documents as may be reasonably necessary to confirm that Assignor remains the holder of such Claims, with full power to vote, participate in the Proceedings and receive distributions with respect to such Claims. Assignor further agrees to reimburse Assignee for all costs and expenses, including reasonable legal fees and costs of outside counsel, incurred by Assignee as a result of any Disallowance. If such Disallowance results from the acts, conduct or omissions of the Assignee, its Affiliates or agents, in, or in connection with, the Proceedings, Assignee shall reimburse Assignor for all costs and expenses, including reasonable legal fees and costs of outside counsel incurred by Assignor as a result of such Disallowance.

(b) Notwithstanding anything to the contrary contained in this Agreement, Assignee acknowledges and agrees that the Escrow Agreement’s Lower Distribution Escrow Amount shall constitute Assignee’s sole recourse for repayment of any portion of the Purchase Price if all or a portion of any Assignor’s Assigned Claims are Allowed as claims against Debtors in the Proceedings that are not “Same Percentage Debtors” (as defined in the Escrow Agreement).

(c) For the avoidance of doubt, each Assignor agrees that if Assignor’s Assigned Claim is reduced or subordinated as a result of Assignor’s acts, conduct or omissions on the Official Committee of Unsecured Creditors in the Proceedings or any other official or unofficial committee in the Proceedings, Assignee shall be entitled to receive a proportional distribution from the Lower Distribution Escrow Amount as set forth in the Escrow Agreement, and Assignee shall continue to have recourse to Assignor under this Agreement for any breach of this Agreement, including, but not limited to, a breach of the representation and warranty contained in Section 4(h).

(d) Assignee agrees that if the percentage distribution received in respect of Assignor’s Assigned Claims is reduced solely by virtue of substantive consolidation or similar event in or in connection with the Proceedings, Assignee shall have no recourse against Assignors under this Agreement, nor shall Assignee have any rights to receive the Lower Distribution Escrow Amount under the Escrow Agreement, provided, however, that the foregoing provision shall not be construed to modify any of Assignor’s other rights and remedies under this Agreement.

Section 8. Put Options.

(a) From and after the date that is 180 days following the effective date of a Confirmed Plan in the Proceedings (the “Put Date”) and provided that the Proceedings have not been dismissed or converted to a liquidation under Chapter 7 of the Bankruptcy Code, Assignee shall have the right and option to sell all or a portion of any Unresolved Claims to Assignor on the terms provided herein (“Assignee’s Put Option”). Assignee’s Put Option is an option in favor of Assignee to sell all or a portion of the Unresolved Claims to Assignor, and is not an obligation of Assignee to sell any Unresolved Claims to Assignor.

(b) Assignee’s Put Option may be executed in whole or in part only after the Put Date upon delivery to Assignor of a notice of exercise in the form of Exhibit F (the “Assignee’s Notice of Exercise”). Promptly (and in any event within five (5) business days after the delivery of an Assignee’s Notice of Exercise, Assignor and Assignee shall execute and deliver an assignment of claim agreement (the “Unresolved Claim Assignment Agreement”) in substantially the form of this Agreement with appropriate modifications, including the payment of the purchase price on the terms set forth in Section 8(c).

(c) In consideration of the sale and assignment of the Unresolved Claims pursuant to the Unresolved Claims Assignment Agreement, (i) Assignor shall pay to Assignee within ten (10) business days of the date of the Assignee’s Notice of Exercise the portion of Initial Purchase Price paid by Assignee in respect of the Unresolved Claims plus interest on such amount at the Federal Funds Rate plus 3% from the Payment Date to, but not including, the date of payment under the Unresolved Claims Assignment Agreement, and (ii) Assignee shall deliver to the Escrow Agent an Assignee Claim Notice (as defined in the Escrow Agreement) in the form of Exhibit B to the Escrow Agreement, specifying item 1(d) (the “Put Exercise Notice”) instructing the Escrow Agent to release the proportionate amount of the Total Escrow Amount held in the Escrow Account in respect of the Unresolved Claims.

(d) In the event any Unresolved Claim transferred by Assignee to Assignor pursuant to the Unresolved Claims Assignment Agreement is ultimately allowed by Final Order in the Proceedings (a “Reallowed Claim”), Assignor shall have the right and option to sell all or a portion of any Reallowed Claim to Assignee (as agent for the Purchasing Accounts) on the terms provided herein (“Assignor’s Put Option”). Assignor’s Put Option is an option in favor of Assignor to sell all or a portion of the Reallowed Claims to Assignee, and is not an obligation of Assignor to sell any Reallowed Claim to Assignee.

(e) Assignor’s Put Option may be executed in whole or in part only in respect of Reallowed Claims upon delivery to Assignee of a notice of exercise in the form of Exhibit F (the “Assignor’s Notice of Exercise”). Promptly after the delivery of an Assignor’s Notice of Exercise, Assignor and Assignee shall execute and deliver an assignment of claim agreement (the “Reallowed Claim Assignment Agreement”) in substantially the form of this Agreement with appropriate modifications, including the payment of the purchase price set forth in Section 8(f).

(f) In consideration of the sale and assignment of the Reallowed Claims pursuant to the Reallowed Claim Assignment Agreement, Assignee shall pay to Assignor within ten (10) Business Days of the date of the Assignor’s Notice of Exercise (i) the product of (A) the principal amount of the Reallowed Claims and (B) the Adelphia Purchase Rate or the FrontierVision Purchase Rate as applicable, plus (ii) interest on such amount at the Federal Funds Rate plus 3% from the date of payment under the Unresolved Claims Assignment Agreement to, but not including, the date of payment under the Reallowed Claim Assignment Agreement, provided, however, if any such Reallowed Claim is Allowed against a Debtor that is not a “Corresponding Debtor” (as defined in the Escrow Agreement) or a “Same Percentage Debtor” (as defined in the Escrow Agreement), the purchase rate for such Reallowed Claim shall be 49%, plus interest on such amount at the Federal Funds Rate plus 3% from the date of payment under the Unresolved Claims Assignment Agreement to, but not including, the date of payment under the Reallowed Claim Assignment Agreement.

Section 9. Attorney-in-Fact; Settlement of Assignor’s Assigned Claims: Further Actions.

(a) Each Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact solely with respect to Assignor’s Assigned Claims, and authorizes Assignee to act in Assignor’s name, place and stead, to demand, sue for, compromise and recover all such amounts which are, or may hereafter become due and payable for, or on account of Assignor’s Assigned Claims. Assignor hereby grants unto Assignee full authority to do all things necessary to enforce Assignor’s Assigned Claims and Assignor’s rights thereunder. Assignor agrees that the powers granted in this paragraph are discretionary in nature and exercisable at the sole option of Assignee. Assignee shall have no obligation to prove, defend, or take any affirmative action with respect to proving the validity or amount of any Assignor’s Assigned Claims. In the event an objection to any Assignor’s Assigned Claims is received, the party receiving such objection shall immediately notify the other in writing and thereupon the Assignor shall take such further action, at its own expense, as may be necessary or desirable to uphold and defend the amount of Assignor’s Assigned Claims and any payments or distributions on account of Assignor’s Assigned Claims to Assignee including, without limitation, the execution of appropriate transfer powers, corporate resolutions and consents.

(b) Except as set forth in Section 6 hereof, no Assignor shall compromise or settle Assignor’s Assigned Claims or change the amount of Assignor’s Assigned Claims without the prior written consent of Assignee, which consent shall not be unreasonably withheld. In performing any of its obligation under this Section 9 and in otherwise complying with its obligations under this Agreement, each Assignor and Assignee hereby covenants and agrees to act reasonably at all times to maximize the amount of Assignor’s Assigned Claims and to minimize the amount of time in which all components of each Assignor’s Assigned Claims are quantified and paid.

(c) Each Assignor agrees to forward to Assignee all notices received from the Debtors, the Court or any third party with respect to Assignor’s Assigned Claims assigned herein, and, until Assignee is substituted for Assignor with respect to the Assigned Claims, to vote Assignor’s Assigned Claims assigned herein in a timely manner and in accordance with Assignee’s instructions, and to take such further action with respect to Assignor’s Assigned Claims in the Proceedings as Assignee may from time to time request.

(d) Each Assignor further agrees that if Assignor receives any distributions on account of Assignor’s Assigned Claims, whether in the form of cash, securities, instruments or any other property, the aforementioned shall constitute property of the Assignee to which the Assignee has an absolute right. Assignor shall hold such property in trust and will at its own expense, deliver to Assignee any such property in the same form received, together with any endorsements or documents necessary to transfer such property to Assignee within two (2) business days of receipt in the case of cash and five (5) business days in the case of securities.

Section 10. Further Assignment. Each Assignor hereby acknowledges that Assignee may at any time reassign (but not to Assignor without Assignor’s prior consent) Assignor’s Assigned Claims, together with all right, title and interest of Assignee in and to and under this Agreement. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and any such reassignment, and shall inure to the benefit of and be binding upon Assignor, Assignee and their respective successors and assigns; provided, however, that the obligations of Assignor and Assignee contained herein shall continue and remain in full force and effect until fully paid, performed and satisfied.

Section 11. Indemnification.

(a) Each Assignor agrees, severally, and not jointly and severally, to indemnify the Assignee and its officers, directors, employees, agents, partners and controlling persons (collectively “Related Persons”) from all losses, damages and liabilities, including, without limitation, reasonable legal fees and costs (collectively, “Losses”), which result from (i) any breach of Assignor’s representations, warranties, covenants or obligations under this Agreement or (ii) any warranty claim or other obligation arising from or in respect of the Transferred Claims.

(b) Each Purchasing Account agrees, severally, and not jointly and severally, to indemnify the Assignor and its Related Persons from all Losses which result from (i) any breach of its representations, warranties, covenants or obligations under this Agreement or (ii) the acts, conduct or omissions of such Purchasing Account in the Proceedings.

(c) Late Payment. If either party fails to make a payment or distribution to the other party within the time period specified in this Agreement, the party failing to make full payment of any amount when due shall, upon demand by the other party, pay such past due amount together with interest on it (for each day from (and including) the date when due to (but excluding) the date when actually paid) at a rate equal to the Fed Funds Rate in effect on the date such payment is due plus 3%.

Section 12. Jurisdiction. The laws of the State of New York shall govern this Agreement. Each party hereto submits to the jurisdiction of the courts located in the County of New York, State of New York and agrees that any litigation relating to this Agreement shall be brought only in such courts. Each party hereto consents to service of process by certified mail at its address listed on Schedule D and in any action hereunder, each party hereto waives any right to demand a trial by jury. This Agreement may be executed by telecopy in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together constitute one and the same instrument.

Section 13. Consent and Waiver. Assignor hereby acknowledges and consents to all terms set forth in this Agreement and hereby waives its right to raise any objection thereto, and consents to the substitution of Assignor by Assignee for all purposes in the case, including, without limitation, for voting and distribution purposes with respect to the Assigned Claims. Assignee shall file Notices of Transfer with the Court pursuant to Federal Rule of Bankruptcy Procedure 3001(e) (the “Notice of Transfer”) substantially in the form attached hereto as Exhibit E promptly following the Effective Date, and shall take all other steps reasonably necessary to have Assignee substituted for Assignor with respect to the Assigned Claims in the Proceedings.

Section 14. Notices. All demands, notices, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given when hand-delivered or duly deposited in the mails, by certified or registered mail, postage prepaid-return-receipt requested, to the addresses set forth on Schedule D, or such other address as may be furnished hereafter by notice in writing.

Section 15. Understanding. This Agreement, and the Escrow Agreement and any exhibits hereto or thereto collectively, the “Documents”), constitutes the entire agreement and understanding between the parties with respect to the subject matter thereof and supersede all prior agreements, (including, without limitation, the Trade Confirmation (Trade Claims) by and among the parties dated October 7, 2003), understandings or representations pertaining to the subject matter of the Documents, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter of the Documents except as specifically and expressly set forth therein.

Section 16. Guarantee. For good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, C-COR hereby guarantees the prompt and complete payment when due (which for purposes of this Section 16, shall mean the failure of any Assignor to pay any amount due under this Agreement one (1) business day after receipt of written notice to C-COR that the applicable Assignor has failed to pay such amount to Assignee), whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of each Assignor to Assignee and its successors and assigns arising out of or under this Agreement (the “Obligations”). The guaranty is one of payment and not collection. C-COR hereby waives notice of acceptance of this guaranty and notice of the Obligations, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, suit or the taking of other action by Assignee against, and any other notice to, Assignors, C-COR or others.

Section 17. Satellite. Each Assignor acknowledges that Assignee is acting solely in its capacity as agent for the Purchasing Accounts and has no personal liability hereunder.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by their duly authorized representatives as of this the 28th day of October, 2003.

C-COR.net Corp.

By:	/s/ William T. Hanelly /s/

Name: William T. Hanelly
Title: CFO

BROADBAND NETWORK SERVICES, INC.

By:	/s/ William T. Hanelly /s/

Name: William T. Hanelly
Title: CFO

SATELLITE ASSET MANAGEMENT, L.P.
(As investment manager and agent for the Purchasing Accounts set forth on Schedule A)

By:	/s/ Gabriel Nachemkin /s/

Name: Gabriel Nachemkin
Title: Principal